Exhibit 99.1

CORMEDIX INC. ANNOUNCES THE APPOINTMENT OF CHIEF EXECUTIVE OFFICER

Joseph Todisco to join CorMedix as Chief Executive Officer; Brings significant experience in commercial strategy, business operations and leadership, and specialty pharmaceuticals industry

Berkeley Heights, NJ – March 17, 2022 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, today announced the appointment of Joseph Todisco as Chief Executive Officer of the company. Mr. Todisco also will join the CorMedix Board of Directors. The company expects Mr. Todisco to join CorMedix on May 16th or such earlier date as he completes his contractual responsibilities to his current employer.

Myron Kaplan, Chairman of CorMedix’s Board of Directors commented, “We are delighted to welcome Joe to CorMedix as the new Chief Executive Officer. Having built pharmaceutical businesses in the past and led successful commercial organizations globally, Joe brings significant and relevant experience to the company. The Board believes he is the right person to lead CorMedix as we continue to advance DefenCath and aim to build a successful commercial franchise around our lead product. The Board also is grateful for Dr. Matt David’s leadership throughout the interim period and we look forward to continuing to work with him and the executive team.”

“CorMedix has a strong late-stage pre-commercial asset in DefenCath with a compelling value proposition for patients in the hemodialysis community,” said Mr. Todisco. “I am excited to be taking on this role, and I look forward to working alongside the CorMedix board, management, and employees to continue building the company as we prepare for a potential commercial launch in hemodialysis and explore new opportunities for growth.”

“With the recent announcement of our resubmission of the DefenCath NDA to the FDA, the CorMedix team has been active on all fronts as we have worked through manufacturing challenges and continued to build our understanding of the commercial opportunity for DefenCath,” said Dr. Matt David, interim CEO and Chief Financial Officer. “I join my colleagues in welcoming Joe to CorMedix as Chief Executive Officer. I look forward to working closely with Joe as we seek to transform CorMedix to a commercial stage entity.”

Joe Todisco is an experienced pharmaceutical industry leader with a track record of building businesses globally and providing commercial leadership over the last 20 years. Previously, Mr. Todisco was a senior executive at Amneal Pharmaceuticals, where for the past 11 years he has held various roles, most recently as Executive Vice President, Chief Commercial Officer where he was responsible for Amneal Specialty, a growing branded products business with $380 million in revenue and approximately 200 employees. During his tenure at Amneal, Mr. Todisco held roles overseeing corporate development and international operations, leading commercial teams in several international markets including the UK, Australia and Germany, as well as leading Amneal’s merger integration with Impax Laboratories in 2018.

Mr. Todisco was previously Co-Founder and managing executive of Gemini Laboratories, a specialty pharmaceutical company focused on the sales and marketing for niche branded products in the US Market. Gemini Laboratories was established as an affiliate of Amneal Pharmaceuticals and was subsequently acquired by Amneal in 2018.

Prior to joining Amneal, Mr. Todisco was Vice President, Business Development & Licensing at Ranbaxy, Inc. where he was responsible for developing and executing Ranbaxy’s North American commercial business strategy. Prior to Ranbaxy, he held various roles at Par Pharmaceutical, and in his earlier career held positions at Oppenheimer & Company and Marsh & McLennan Companies. Mr. Todisco obtained his MBA in finance from Fordham Graduate School of Business and his BA in Economics from Georgetown University.

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases. The company is focused on developing its lead product DefenCath™, a novel, antibacterial and antifungal solution designed to prevent costly and life-threatening bloodstream infections associated with the use of central venous catheters in patients undergoing chronic hemodialysis. DefenCath has been designated by FDA as Fast Track and as a Qualified Infectious Disease Product (QIDP), and the original New Drug Application (NDA) received priority review in recognition of its potential to address an unmet medical need. QIDP provides for an additional five years of marketing exclusivity, which will be added to the five years granted to a New Chemical Entity upon approval of the NDA. CorMedix also committed to conducting a clinical study in pediatric patients using a central venous catheter for hemodialysis when the NDA is approved, which will add an additional six months of marketing exclusivity when the study is completed. The company received a Complete Response Letter from FDA stating that the NDA could not be approved until satisfactory resolution of deficiencies at the contract manufacturing facility, including in-process controls for the filling operation. The deficiencies have been addressed in the resubmitted NDA which is being reviewed by FDA for acceptance for filing. CorMedix also intends to develop DefenCath as a catheter lock solution for use in other patient populations. It is leveraging its taurolidine technology to develop a pipeline of antimicrobial medical devices, with programs in surgical sutures and meshes, and topical hydrogels. The Company is also working with top-tier researchers to develop taurolidine-based therapies for rare pediatric cancers. Neutrolin® is CE Marked and marketed in Europe and other territories as a medical device. For more information, visit: www.cormedix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the results of our discussions with the FDA regarding the DefenCath development path for marketing authorization; the resources needed to secure approval of the new drug application for DefenCath from the FDA; our ability to address the deficiencies identified at our CMO in connection with the manufacture of DefenCath; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and the impact on current, planned or future research, including the continued development of DefenCath/Neutrolin and research for additional uses for taurolidine; obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; and the ability to retain and hire necessary personnel to staff our operations appropriately. We continue to assess to what extent the uncertainty surrounding the Coronavirus pandemic may impact our business and operations. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors

(617) 430-7576

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